UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

Imaging3, Inc.

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-50099	95-4451059
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 W. Valhalla Dr., Burbank, California 91505
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (818) 260-0930

______________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Total number of pages in this document:       4

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

TABLE OF CONTENTS

SECTION 1.	REGISTRANT'S BUSINESS AND OPERATIONS	1
SECTION 2.	FINANCIAL INFORMATION	1
SECTION 3.	SECURITIES AND TRADING MARKETS	1
Item 3.02	Unregistered Sales of Equity Securities	1
SECTION 4.	MATTERS RELATING TO ACCOUNTANTS AND FINANCIAL STATEMENTS	2
SECTION 5.	CORPORATE GOVERNANCE AND MANAGEMENT	2
SECTION 6.	ASSET BACKED SECURITIES	2
SECTION 7.	REGULATION FD	2
SECTION 8.	OTHER EVENTS	2
SECTION 9.	FINANCIAL STATEMENTS AND EXHIBITS	2
SIGNATURES		2

SECTION 1.  REGISTRANT'S BUSINESS AND OPERATIONS

Not Applicable.

SECTION 2.  FINANCIAL INFORMATION

Not Applicable.

SECTION 3.  SECURITIES AND TRADING MARKETS

 Item 3.02  Unregistered Sales of Equity Securities

Imaging3, Inc. (the “Company”), Dean Janes, the Company’s founder, Chairman and Chief Executive Officer, and UBS Financial Services have entered into an arrangement pursuant to which Mr. Janes has agreed to invest in the Company by purchasing shares from it in a private placement, using the proceeds of the sale by Mr. Janes of a portion of his existing shares in the open market.  Under the arrangement, Mr. Janes has agreed to set aside 20 million shares of his common stock in the Company that he currently owns, to be sold in accordance with Rule 144 of the Securities Act of 1933, as amended.  The sales would be made over a period of time as market conditions and securities regulations (including the applicable volume limitations of Rule 144(e)) permit.  UBS Financial Services is the registered broker-dealer firm that will handle these sales.

The entire net proceeds from the sale of the shares by Mr. Janes will then immediately be invested by him in an equivalent number of newly issued, restricted shares of the Company’s common stock in order to provide the Company with additional working capital.  A monthly reconciliation of shares will be made so that Mr. Janes is issued the same exact number of shares in the private placement as he sells in the open market.  Mr. Janes will file Form 4 with the Securities and Exchange Commission within two business days after each sale of shares by him in the open market pursuant to Rule 144.  The arrangement can be terminated by any of the parties at any time for any reason upon written notice.  If the total shares authorized for the arrangement are sold by Mr. Janes, then approximately an additional 20 million shares of newly issued restricted common stock would be issued to Mr. Janes in the private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The amount of capital to be raised from the private placement of the Company’s common stock to Mr. Janes and the purchase price per share is not yet known.  The amount of capital raised from the private placement will be equal to the net proceeds that Mr. Janes receives from the sale of his shares in the open market.  As a result of transaction costs incurred in the sale of Mr. Janes’ shares through UBS Financial Services, and minor differences in timing, the price per share at which Mr. Janes purchases shares from the Company in its private placement is expected to be slightly different than the average sale price of his common stock in the open market when the monthly reconciliations are made.  Management estimates that the average purchase price by Mr. Janes will be slightly lower than his sale price in the open market because of transaction costs, in order to keep the number of shares sold and purchased by Mr. Janes equal.

 The shareholders of the Company will experience dilution as a result of the arrangement, up to 20 million additional shares of the Company’s common stock.  Mr. Janes will have the same number of shares of common stock in the Company as he had before the arrangement, but will be diluted to the extent that up to an additional 20 million shares of the Company’s common stock are issued and outstanding as a result of the private placement.  There is no assurance as to the amount or timing of any sales or purchases of shares that may be made under the arrangement, if any.

SECTION 4.  MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Not Applicable.

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Not Applicable.

SECTION 6.  ASSET BACKED SECURITIES

Not Applicable.

SECTION 7.  REGULATION FD DISCLOSURE

Not Applicable.

SECTION 8.  OTHER EVENTS

Not Applicable.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(a)	Financial Statements of Business Acquired

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 4, 2008
IMAGING3, INC.
(Registrant)

/s/Dean Janes
Dean Janes, Chief Executive Officer